UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 17, 2015

Cardtronics Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33864	76-0681190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3250 Briarpark Drive, Suite 400, Houston, Texas 77042
(Address of Principal Executive Offices) (Zip Code)

(832) 308-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2015, Cardtronics, Inc. ("Cardtronics" or "the Company") announced that Edward H. West, age 49, would be joining the Company, effective January 11, 2016, and will become its Chief Financial Officer on the date immediately following the date on which the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2015 ("2015 10-K") is filed with and accepted by the U.S. Securities and Exchange Commission.

Mr. West most recently served as President and Chief Executive Officer of Education Management Corporation, joining that company initially as Chief Financial Officer in 2006. Prior to 2006, Mr. West held various executive positions within Internet Capital Group, including serving as Chief Executive Officer of ICG Commerce, the largest subsidiary of the group from 2002-2006. Prior to his time at Internet Capital Group, Mr. West served as Chief Financial Officer for Delta Air Lines. Mr. West began his career as a banker at SunTrust. Mr. West received a BBA in Finance from Emory University.

In connection with his appointment, we have entered into an employment agreement with Mr. West that has an initial term of three years, but which may be renewed on an annual basis at the mutual agreement of the Company and Mr. West. The employment agreement will entitle him to receive the following compensation:

  A base salary of $600,000;
  Target annual cash bonus equal to 100% of his base salary;
  Target annual long-term equity incentive award equal to 250% of his base salary;
  For 2016 only, the target annual cash bonus and annual long-term equity incentive award shall be paid at no less than the stated targets;
  A sign-on grant of restricted stock units with an aggregate value of $2,000,000, as well as reimbursement of relocation expenses; and
  Potential severance benefits upon a termination by Mr. West for good reason, a termination by the Company without cause, or the Company's election not to renew his employment agreement term for any reason other than death, disability or cause, consisting of:
    Unpaid salary or bonus amounts;
    Pro-rated bonus for the year of termination;
    A cash payment equal to two times Mr. West’s base salary as of the date of termination and average annual bonus (determined by using the two years prior to the termination);
    Continued health and welfare benefits for a period of 18 months; and
    Accelerated vesting of (1) any portion of his sign-on equity grants described above, (2) any portion of his time-based annual equity awards that would have vested within one year following the date of termination, and (3) solely in the event that the termination occurs within the 24 month period following a change in control of the Company, all unvested annual equity grants outstanding at the time of the termination.

Mr. West will formally succeed Chris Brewster as the Company's Chief Financial Officer upon the filing and acceptance of the Company's 2015 10-K. Mr. Brewster will continue as an executive advisor to the Company to assist in the transition to Mr. West.

A copy of the press release announcing Mr. West's appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated December 17, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics Inc.

Date: December 17, 2015	By:	/s/ J. Chris Brewster
Name: J. Chris Brewster
Title: Chief Financial Officer